AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON April 3 2008
REGISTRATION NO. 333- 147932

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM SB-2 ON
FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, as amended

GEN2MEDIA CORPORATION
(Name of small business issuer in its charter)

Nevada	7370	26-1358844
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
incorporation or organization)	Classification Code Number)

2295 S. Hiawassee Rd.
Suite 414
Orlando, FL  32835
 (Address and telephone number of principal executive offices)

2295 S. Hiawassee Rd.
Suite 414
Orlando, FL  32835
(Address of principal place of business or intended
principal place of business)

Mary A. Spio, Chief Executive Officer
2295 S. Hiawassee Rd.
Suite 414
Orlando, FL  32835
 (Name, address and telephone number of agent for service )

Copies to:
Marc Ross, Esq.
Jonathan R. Shechter, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Fl.
New York, New York 10006
(212) 930-9700
(212) 930-9725 (fax)

Registrant's telephone number:  310-770-1693

APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: From time to time after this
Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

(COVER CONTINUES ON FOLLOWING PAGE)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit (1)(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock offered by our Selling Stockholders (2)	11,045,000	$0.50	$5,522,500	$217.04(3)

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. The proposed maximum offering price is based on the estimated high end of the range at which the common stock will initially be sold.

(2) The selling shareholders will offer their shares at $.50 per share until the Company’s shares are quoted on the OTC Bulletin Board and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

(3) The Company previously paid $226.00 as filing fees in connection with this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION,  April 3, 2008

GEN2MEDIA CORPORATION

11,045,000 Shares of
Common Stock

The Selling shareholders are offering up to 11,045,000 shares of common stock. The selling shareholders will offer their shares at up to $0.50 per share until our shares are quoted on the OTC Bulletin Board and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

There are no underwriting commissions involved in this offering. We have agreed to pay all the costs and expenses of this offering. Selling shareholders will pay no offering expenses. As of the date of this prospectus, there is no trading market in our common stock, and we cannot assure you that a trading market will develop Our common stock is not currently listed on any national securities exchange, the NASDAQ stock market, or the OTC Bulletin Board. There is no guarantee that our securities will ever trade on the OTC Bulletin Board or other exchange.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See "Risk Factors" beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April   2008 .

TABLE OF CONTENTS

SUMMARY INFORMATION	5

RISK FACTORS	7

USE OF PROCEEDS	12

DETERMINATION OF OFFERING PRICE	12

DILUTION	12

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	13

LEGAL PROCEEDINGS	18

EXECUTIVE COMPENSATION	19

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	20

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	21

DESCRIPTION OF SECURITIES	22

SELLING SHAREHOLDERS	22

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS	23

PLAN OF DISTRIBUTION	24

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	25

INTEREST OF NAMED EXPERTS	26

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES	26

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	27

FINANCIAL STATEMENTS	28

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "RISK FACTORS" section, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms "Gen2Media", "Company", "we," "us," or "our" refer to GEN2Media Corporation.

Organization

GEN2Media Corporation is a Nevada Corporation with one operating subsidiary, E360, LLC, which is a Limited Liability Company organized under the laws of the State of Florida (“E360”). The Company was formed on May 1, 2007 under the laws of the State of Nevada, and its subsidiary E360 was formed on July 21, 2006 by filing Articles of Organization with the Secretary of State of the State of Florida.

The Company, through E360, owns a patent-pending technology for the display of online video. The Company operates a website, E360live.com, which allows consumers to watch, download or own, in a library format, music videos, television shows or feature films. E360live.com, and its contents, is not a part of this prospectus and investors should not rely on information found in E360live.com in making their investment decisions.

E360 is not a wholly owned subsidiary of the Company, since 5% of that entity is owned by third parties. On May 1, 2007 95% of E360  was acquired by GEN2Media in exchange for 32, 500,000 shares of common stock of the Company issued to Mary Spio, Mark Argenti and Ian McDaniel, each receiving 10,833,333 shares of the Company’s common stock.

We are a development stage business and have had limited revenues since our formation. There is currently no public market for our common stock.

As with any investment, there are certain risks involved in this offering.  All potential investors should consult their own tax, legal and investment advisors prior to making any decision regarding this offering.  The purchase of the Shares is highly speculative and involves a high degree of risk, including, but not necessarily limited to, the “Risk Factors” described herein on page 7.  Any person who cannot afford the loss of their entire investment should not purchase the Shares.

Business

E360live.com (“E360Live”), operated by E360, is an online digital television service providing multi-channel video programming. The E360Live Network provides subscribers with access to numerous channels of digital-quality video that is transmitted directly to the subscriber via the Internet at anytime and to any mobile device capable of receiving Internet service. Subscribers may watch pre-programmed channels or create their own channels by selecting from E360Live’s vast list of content of over 15,000 Music Videos, Television Shows, Movies, Sports, Events, Concerts, and Exclusives. Through proprietary technologies; the E360Live platform can be licensed to service providers or used directly by End-Users. E360Live is the alternative to satellite, terrestrial and cable transmission.

As full-service marketers of entertainment and lifestyle products, we have provided marketing and technology for leading entertainment retailers. Our core competency is helping our partners and clients gain exposure within their target demographic, and enabling access to 'hard to reach' niche markets through our partnerships with traditional retailers, Internet retailers and a variety of multifaceted marketing and promotions outlets.

E360Live’s proprietary video automation system was initially developed for use by touring artists and has been in use by some of the largest names in entertainment.

 Our address is 2295 S. Hiawassee Rd., Suite 414, Orlando, FL 32835 and our telephone number is 310-770-1693

Recent Developments

The Company previously sold or issued an aggregate of 14,695,000 shares (“the Shares”) in a private placement (the “Private Placement”) or to consultants or service providers, all of which constitute the Selling Shareholders. The Private Placement in the amount of $999,500 to 23 accredited investors and 20 unaccredited investors, which occurred from May 19, 2007 through November 16, 2007, included up to 10,000,000 shares of the Company’s common stock at $0.10 per share.

The Selling Shareholders paid $0.10 per share for the Company’s common stock, with the exception of Vanguard Capital, LLC a consultant to the Company that received 4,000,000 shares under the terms of a consulting agreement with the Company, and Sichenzia Ross Friedman Ference LLP, which received 700,000 shares in connection with legal services rendered to the Company. The Shares are being offered for resale under this registration, and the Selling Shareholders intend to sell, as soon as practicable following the effectiveness of this registration, the Shares in the public market.

The Offering

Common stock outstanding before the offering	45,195,000

Common stock offered by selling stockholders	Up to 11,045,000 shares. The maximum number of shares to be sold by to the selling stockholders, 11,045,000 represents 24 % of our current outstanding stock.

Common stock to be outstanding after the offering	Up to 45,195,000 shares

Use of proceeds	We will not receive any proceeds from the sale of the common stock. See "Use of Proceeds" for a complete description.

Risk Factors	The purchase of our common stock involves a high degree of risk. You should carefully review and consider "Risk Factors" beginning on page 7.

Forward-Looking Statements
This prospectus contains forward-looking statements that address, among other things, our strategy to develop our business, projected capital expenditures, liquidity, and our development of additional revenue sources. The forward-looking statements are based on our current expectations and are subject to risks, uncertainties and assumptions. We base these forward-looking statements on information currently available to us, and we assume no obligation to update them. Our actual results may differ materially from the results anticipated in these forward-looking statements, due to various factors.

The above information regarding common stock to be outstanding after the offering is based on 45,195,000  shares of common stock outstanding as of March 15, 2008 .

RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Information Regarding Forward Looking Statements.” The risks and uncertainties described below are not the only ones facing the Company. Additional risks and uncertainties not presently known to the Company or that the Company currently believes are immaterial may also impair the Company’s business operations. If any of the following risks actually occur, the Company’s business, financial condition or results of operations could be materially adversely affected, the value of the Company common stock could decline, and you may lose all or part of your investment..

Risks Related to Our Business and Industry

We have a limited operating history upon which to base an investment decision.

We were formed in May 2007 and have only recently launched E360Live. We have not entered into any licensing agreements as of the date of this offering.  Accordingly, we have a limited operating history as a company.  As a result, there is very limited historical performance upon which to evaluate our prospects for achieving our business objectives.  Our prospects must be considered in light of the risks, difficulties and uncertainties frequently encountered by development stage entities.

Even if this Offering is fully subscribed and closed,we will need significant additional capital, which we may be unable to obtain.

Our capital requirements in connection with our development activities and transition to commercial operations have been and will continue to be significant. We will require additional funds to continue research, development and testing of our technologies and products, to obtain intellectual property protection relating to our technologies when appropriate, and to market our products. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.  There is no assurance additional funds will be available from any source; or, if available, such funds may not be on terms acceptable to the Company.  In either of the aforementioned situations, the Company may not be able to fully implement its growth plans. Moreover, we will not receive any proceeds from the sale of stock by our selling stockholders, and thus this offering will not affect our ability to meet capital requirements.

We face significant competition from other social networking sites which may cause a significant decline in user traffic or in the size of our network.

We face formidable competition in every aspect of our business, and particularly from other companies that seek to connect people with information and entertainment on the web. Our competitors have longer operating histories and more established relationships with customers and end users. They can use their experience and resources against us in a variety of competitive ways, including by making acquisitions, investing more aggressively in research and development and competing more aggressively for advertisers and web sites. These sites may also have a greater ability to attract and retain users than we do because they operate internet portals with a broad range of content products and services. If our competitors are successful in providing similar or better web sites, more relevant advertisements or in leveraging their platforms or products to make their web services easier to access, we could experience a significant decline in user traffic or in the size of the Company’s network. Any such decline could negatively affect our revenues.

We are dependent upon our Managers for the operating of the Company.

The Company is dependent upon the services of the Managers to determine and implement the overall focus and strategy of the Company.  Furthermore, the Company is dependent upon the Managers to oversee the operations of GEN2MEDIA.  The Managers have little or no experience establishing strategy or providing oversight to manage an online video distribution website or licensing business. Thus, there can be no assurance that the Managers’ experience will be sufficient to successfully achieve the business objectives of the Company.  All decisions regarding the management of the Company’s affairs will be made exclusively by the Officers and Directors of the Company.  In the event these persons are ineffective, the Company’s business and results of operation would likely be adversely affected.

Our inability to attain and protect intellectual property rights could reduce the value of our products, services and brand.

Potential trademarks, trade secrets, copyrights and other intellectual property rights may be important assets for us. Various events outside of our control pose a threat to our ability to attain or protect intellectual property rights as well as to our products and services. For example, effective intellectual property protection may not be available in every country in which our products and services are distributed or made available through the internet. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our ability to attain or protect our intellectual property rights could harm our business or our ability to compete. Also, protecting intellectual property rights is costly and time consuming. Any increase in the unauthorized use of our future intellectual property could make it more expensive to do business and harm our operating results.

Our operating results may fluctuate, which makes our results difficult to predict and could cause our results to fall short of expectations.

Our operating results may fluctuate as a result of a number of factors, many outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance. Our quarterly, year-to-date and annual expenses as a percentage of our revenues may differ significantly from our historical or projected rates. Our operating results in future quarters may fall below expectations. Any of these events could cause our stock price to fall. Each of the risk factors listed in Item 1A, Risk Factors, and the following factors may affect our operating results:

•	Our ability to continue to attract users to our web sites.

•	Our ability to monetize (or generate revenue from) traffic on our web sites.

•	Our ability to attract advertisers to our program.

•	The amount and timing of operating costs and capital expenditures related to the maintenance and expansion of our businesses, operations and infrastructure.

•	Our focus on long-term goals over short-term results.

•	The results of our investments in risky projects.

•	Our ability to keep our web sites operational at a reasonable cost and without service interruptions.

•	Our ability to achieve revenue goals for partners to whom we guarantee minimum payments or pay distribution fees.

•	Our ability to generate revenue from services in which we have invested considerable time and resources.

We have no certainty as to the availability and terms of future financing.

We expect that we will be required to seek additional financing in the future.  We cannot be sure that such financing will be available or available on attractive terms, or that such financing would not result in a substantial dilution of a  shareholders’ interest in the Company.  If we cannot obtain financing when we need or on terms that are commercially reasonable to us, we will not be able to pursue our business plan as we currently anticipate.  See “Use of Proceeds,” “Plans of Operations,” “Management’s Discussion and Analysis of Financial Conditions and Results of Operation” and “Projections.”

We face competition from traditional media companies, and we may not be included in the advertising budgets of large advertisers, which could harm our operating results.

In addition to internet companies, we face competition from companies that offer traditional media advertising opportunities. Most large advertisers have set advertising budgets, a very small portion of which is allocated to internet advertising. We expect that large advertisers will continue to focus most of their advertising efforts on traditional media. If we fail to convince these companies to spend a portion of their advertising budgets with us, or if our existing advertisers reduce the amount they spend on our programs, our operating results would be harmed. Furthermore, we cannot assure you that these or other companies will not develop new or enhanced products that are more effective than any that E360, LLC currently have or will develop in the future.

We rely on E360 to successfully develop and market new and existing products.

While we are pleased about the progress made to date on the products currently offered by E360, LLC, we cannot be sure these products will be commercially viable. Likewise, we have no assurances that E360 will be able to expand upon their current product offerings of that any such expansion will result in revenues to the company.

Shareholders will have limited or no input on any investment or management decisions.

The officers and directors of the Company control a majority of the stock of the Company, and the Company will be managed by the Officers and by the Board. Very few matters will be submitted to Shareholder vote, and if so submitted, the Officers can control the outcome of that vote. Therefore, as a minority shareholder, you will have no or limited say in the management of the Company. Accordingly, no prospective investor should purchase any Shares unless it is willing to entrust all aspects of our business and operations to the current Officers and Board of the Company.

Risks Related to this Offering.

The Company arbitrarily determined the offering price and terms of the Shares offered through this Prospectus.

The price of the Shares has been arbitrarily determined and bears no relationship to the assets or book value of the Company, or other customary investment criteria.  No independent counsel or appraiser has been retained to value the Shares, and no assurance can be made that the offering price is in fact reflective of the underlying value of the Shares offered hereunder.  Each prospective investor is therefore urged to consult with his or her own legal counsel and tax advisors as to the offering price and terms of the Shares offered hereunder.
The Shares are an illiquid investment and transferability of the Shares is subject to significant restriction.

There are substantial restrictions on the transfer of the Shares. Therefore, the purchase of the Shares must be considered a long-term investment acceptable only for prospective investors who are willing and can afford to accept and bear the substantial risk of the investment for an indefinite period of time.  There is not a public market for the resale of the Shares.  A prospective investor, therefore, may not be able to liquidate its investment, even in the event of an emergency, and Shares may not be acceptable as collateral for a loan.

Our shares are subject to the U.S. “Penny Stock” Rules and investors who purchase our shares may have difficulty re-selling their shares as the liquidity of the market for our shares may be adversely affected by the impact of the “Penny Stock” Rules.

Our stock is subject to U.S. “Penny Stock” rules, which may make the stock more difficult to trade on the open market. Our common shares are not currently traded on the OTCBB, but it is the Company’s plan that the common shares be quoted on the OTCBB. A “penny stock” is generally defined by regulations of the U.S. Securities and Exchange Commission (“SEC”) as an equity security with a market price of less than US$5.00 per share. However, an equity security with a market price under US$5.00 will not be considered a penny stock if it fits within any of the following exceptions:

(i) the equity security is listed on NASDAQ or a national securities exchange;
(ii) the issuer of the equity security has been in continuous operation for less than three years, and either has (a) net tangible assets of at least US$5,000,000, or (b) average annual revenue of at least US$6,000,000; or
(iii) the issuer of the equity security has been in continuous operation for more than three years, and has net tangible assets of at least US$2,000,000.

Our common stock does not currently fit into any of the above exceptions.

If an investor buys or sells a penny stock, SEC regulations require that the investor receive, prior to the transaction, a disclosure explaining the penny stock market and associated risks. Furthermore, trading in our common stock will be subject to Rule 15g-9 of the Exchange Act, which relates to non-NASDAQ and non-exchange listed securities. Under this rule, broker/dealers who recommend our securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to a transaction prior to sale. Securities are exempt from this rule if their market price is at least $5.00 per share.
Since our common stock is currently deemed penny stock regulations, it may tend to reduce market liquidity of our common stock, because they limit the broker/dealers’ ability to trade, and a purchaser’s ability to sell, the stock in the secondary market.

The low price of our common stock has a negative effect on the amount and percentage of transaction costs paid by individual shareholders. The low price of our common stock also limits our ability to raise additional capital by issuing additional shares. There are several reasons for these effects. First, the internal policies of certain institutional investors prohibit the purchase of low-priced stocks. Second, many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin. Third, some brokerage house policies and practices tend to discourage individual brokers from dealing in low-priced stocks. Finally, broker’s commissions on low-priced stocks usually represent a higher percentage of the stock price than commissions on higher priced stocks. As a result, the Company’s shareholders may pay transaction costs that are a higher percentage of their total share value than if our share price were substantially higher.

For more information about penny stocks, contact the U.S. Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, or by telephone at (202)  551-6551 .

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this Registration Statement that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Registration Statement, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•	our ability to attract and retain management;

•	our growth strategies;

•	anticipated trends in our business;

•	our future results of operations;

•	our ability to make or integrate acquisitions;

•	our liquidity and ability to finance our acquisition and development activities;

•	the timing, cost and procedure for proposed acquisitions;

•	the impact of government regulation;

•	estimates regarding future net revenues;

•	planned capital expenditures (including the amount and nature thereof);

•	estimates, plans and projections relating to acquired properties;

•	our financial position, business strategy and other plans and objectives for future operations;

•	the possibility that our acquisitions may involve unexpected costs;

•	competition;

•	the ability of our management team to execute its plans to meet its goals;

•	general economic conditions, whether internationally, nationally or in the regional and local market areas in which we are doing business, that may be less favorable than expected; and

•	other economic, competitive, governmental, legislative, regulatory, geopolitical and technological factors that may negatively impact our businesses, operations and pricing.

All written and oral forward-looking statements made in connection with this Form SB-2 that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering.

DETERMINATION OF OFFERING PRICE

The pricing of the Shares has been arbitrarily determined and established by the Company.  No independent accountant or appraiser has been retained to protect the interest of the investors.  No assurance can be made that the offering price is in fact reflective of the underlying value of the Shares.  Each prospective investor is urged to consult with his or her counsel and/or accountant as to offering price and the terms and conditions of the Shares. Factors to be considered in determining the price include the amount of capital expected to be required, the market for securities of entities in a new business venture, projected rates of return expected by prospective investors of speculative investments, the Company’s prospects for success and prices of similar entities.

DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Background

We were incorporated in May 2007 in the State of Nevada for the purpose of engaging in the digital television services industry by providing multi-channel video programming. Our initial principal services product is our E360Live Network, which provides subscribers with access to a vast array of channels featuring digital-quality video that is transmitted directly to the subscriber via the Internet. We are a development stage company and, to date, we have not sold any products or generated any revenues.

Plan of Operation and Financing Needs

To date we have generated limited revenues and we do not expect to generate any significant revenues in the near future. We expect to generate revenues primarily from advertising on e360live.com as well as revenue sharing with our in-store platform and the development of micro-sites for clients.

We currently plan to continue developing effective consumer targeting via the Company’s platform, which is focused on providing sponsors with a demographic that is specifically tailored to their needs.  We have the ability as a part of our platform to determine the type of people that are in certain areas of the country, and can determine the type of marketing that is the most effective for each area.  This includes in-store and web-based content.

With the proliferation and advances in storage and display technology, we intend to continue to offer the highest quality video online at lower prices. Management hopes to position E360live for use on set-top televisions, with the widespread adaptation of High-Speed Broadband in the US, E360live, once positioned, can be an alternative to IPTV or serve as an IPTV platform. Management hopes to accomplish this by creating and maintaining relationships with already existing networks to provide them with an easily integrated portal for our service, as well as providing that service over the internet for computers that are already connected to televisions..

We may not be able to start selling our products when planned or that we will become profitable from our other operations in the future. We have incurred net losses in each fiscal period since inception of our operations.

Our initial focus during the next twelve months is the finalization of a number strategic alliances, the initialization of a PR campaign and the rolling out of our product. Specifically, Our website (e360live.com) and our in-store network based on the same technology. The goal of our PR campaign is to attract attention and familiarity with our products, both to consumers and businesses.

From May 19, 2007 through November 16, 2007, we engaged in a Private Placement in the aggregate amount of $999,500  which included up to 100,000,000 shares of the Company’s common stock at $.001 per share. This will provide adequate financing for the coming year to continue production of our product.

We continuously watch industry trends and make projections about the direction of our business to keep up with the high rate of change that occurs in the media industry.  We believe that our current direction is one that will bring profits, however we are looking for signs of change that would cause us to adapt our product to be compatible with emerging technology.

There is no expected purchase or sale of plant or significant equipment in the next 12 months. There are no planned significant changes in the number of employees over the next 12 months, however, if a contract that requires significant staff increases is presented and executed, it may be necessary to hire additional employees.

Results of Operations for the Three Months Ended September 30, 2007

For the six months ended December 31,, 2007, we had revenues of $27,559.  Our sources of revenue were derived from bank interest and the development of a website for ,an advertising agency. We incurred operating expenses of $1,025,450 and loss applicable to minority interest was $49,895.  As a result, for the six months ended December 31, 2007, we incurred a net loss of $947,996

Of this, expenses included $6,400 in depreciation, $67,717 in amortization, advertising of $41,233, professional fees of $187,172 and rent of $26,948. . The Company is in the development stage and is focused primarily on its technology and raising capital.

Liquidity and Capital Resources

As of September 30, 2007, we had cash and cash equivalents in the amount of $2,416 and a negative cash flow from operations for the three months ended September 30, 2007, of $280,396.  Since inception, we have been dependent upon proceeds from capital investment to fund our continuing activities.

We currently have liabilities of  $209,107 ,including, $82,778 is accounts payable, and $126,329is due to related parties.  Out of the related parties expense, $120,000 does not have a due date or interest, since the owners of these companies are also the officers of Gen2Media.  These loans are only due when the board of directors determines that funds are available for repayment.

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.

Critical Accounting Policies

Basis of Consolidation

The accompanying consolidated financial statements include the accounts and transactions of Gen2Media Corporation and its subsidiary E360, LLC.  All significant intercompany accounts and transactions are eliminated in consolidation.

Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments with original maturities of less than three months to be cash equivalents.

The Company places its temporary cash investments with high quality financial institutions. At times, such investments may be in excess of FDIC insurance limits. The Company does not believe it is exposed to any significant credit risk with respect to cash and cash equivalents.

Furniture and Equipment

Furniture and equipment are recorded at cost.  Depreciation is computed using straight-line methods applied to individual property items based on estimated useful lives.

Website Platform

Website platform includes capitalized costs incurred during the application and infrastructure development stage in accordance with EITF 00-02. Development of the website was completed in July 2007 and has been placed in service.  Website platform has an estimated useful life of 3 years and will be amortized over 36 months on a straight-line basis.

Advertising

The Company follows the policy of charging all advertising and promotions to expense as incurred. The amount charged to expense during the quarter from October 1, 2007 to December 31, 2007, was $79,444

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes.  Actual results could differ from these estimates.

Long-Lived Assets

The Company accounts for long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-lived assets.  This Statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.  No impairment charges were incurred during the interim period ended September 30, 2007.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123(R), Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS 123(R) requires companies to measure the cost of employee services received in exchange for an award of equity instruments, including stock options, based on the grant-date fair value of the award and to recognize it as compensation expense over the period the employee is required to provide service in exchange for the award, usually the vesting period.

Recent Accounting Pronouncements

In February 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments - An Amendment of FASB Statements No. 133 and 140,” (“SFAS 155”). SFAS 155 provides entities with relief from having to separately determine the fair value of an embedded derivative that would otherwise be required to be bifurcated from its host contract in accordance with SFAS 133. It also allows an entity to make an irrevocable election to measure such a hybrid financial instrument at fair value in its entirety, with changes in fair value recognized in earnings. SFAS 155 is effective for all financial instruments acquired, issued, or subject to a remeasurement (new basis) event occurring for fiscal years beginning after September 15, 2006.  The adoption of SFAS 155 did not have a significant impact on the Company’s financial statements, results of operations and cash flows.

In July 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109,” (“FIN 48”). FIN 48 provides guidance on the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adopotion of this standard did not have a significant impact on the Company’s fianancial statements results of operations and cash flows.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurement,” (“SFAS 157”). SFAS 157 simplifies and codifies guidance on fair value measurements under generally accepted accounting principles. This standard defines fair value, establishes a framework for measuring fair value and prescribes expanded disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, with early adoption permitted. The Company is currently evaluating the effect, if any, the adoption of SFAS 157 will have on its financial statements, results of operations and cash flows.

In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when quantifying Misstatements in Current Year Financial Statements,” (“SAB 108”). SAB 108 requires companies to evaluate the materiality of identified unadjusted errors on each financial statement and related financial statement disclosure using both the rollover approach and the iron curtain approach. The rollover approach quantifies misstatements based on the amount of the error in the current year financial statements whereas the iron curtain approach quantifies misstatements based on the effects of correcting the misstatement existing in the balance sheet at the end of the current year, irrespective of the misstatement’s year(s) origin. Financial statements would require adjustment when either approach results in quantifying a misstatement that is material. Correcting prior year financial statements for immediate errors would not require previously filed reports to be amended. SAB 108 is effective for the first fiscal year ending after November 15, 2006. The  the adoption of SAB 108 did not have a significant impact on the Company’s  financial statements, results of operations and cash flows.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS 159 is effective for fiscal years beginning after November 15, 2007, with early adoption permitted. The Company is currently evaluating the effect, if any, the adoption of SFAS 159 will have on its financial statements, results of operations and cash flows

BUSINESS

History

The Company, through its E360 Subsidiary, is engaged in the internet media distribution and content management industry.  GEN2Media Corporation was formed on May 1, 2007 under the laws of the State of Nevada. The Company maintains one operating subsidiary, E360, LLC, which is a Limited Liability Company organized on July 21, 2006 under the laws of the State of Florida.

The Company operates E360Live.com, which is an online digital television service providing multi-channel video programming. The E360Live Network provides subscribers with access to a vast array of channels featuring digital-quality video that is transmitted directly to the subscriber via internet at anytime and to any mobile device with Internet service. Subscribers may watch pre-programmed channels or create their own channels by selecting from E360Live’s vast list of content of over 15,000 music videos, television shows, movies, sports, events, concerts, and exclusives. The majority of the content we have are music videos.  The licensing agreements vary with each piece of content, some use a revenue sharing model, some are buyout agreement, and some are Interactive Broadcast License version 2.0, We also create our own content that doesn’t require additional licenses..

Currently, we have 8800 users registered to the e360live.com website.  In addition, our publisher network has over 40,000 users per month.  Our service is free for the end-user, however as we finalize agreements with content providers, we will provide premium content that will be available at an additional cost.

Through proprietary technologies; the E360Live platform can be licensed to service providers or used directly by end-users. E360Live may serve as an alternative to satellite, terrestrial and cable transmission. Our technology is made up of three parts. Media Compression Techniques, Media Management Techniques, and a Media Distribution Platform.  We have applied for patents on our technology and techniques and are in the provisional stage of acquiring them..

Our Products

The company has produced five products.  E360live.com is a website for consumers.  We created an embedded or user-shared media player that can be used on other websites such as myspace.com or facebook.com.  We produce an in-store network that uses our delivery platform and content.  We provide media management for other companies or providers.  We also offer full production services that are utilized both for our own content, and for clients that cannot produce their own content.

Recent Developments

The Company previously sold the Shares in the Private Placement or to consultants or service providers, all of which constitute the Selling Shareholders. The Private Placement in the amount of $999,500 to 23 accredited investors and 20 unaccredited investors, which occurred from May 19, 2007 through November 16, 2007, included up to 10,000,000 shares of the Company’s common stock at $0.10 per share.

The Selling Shareholders paid $0.10 per share for the Company’s common stock, with the exception of Vanguard Capital, LLC a consultant to the Company that received 4,000,000 shares under the terms of a consulting agreement with the Company, and Sichenzia Ross Friedman Ference LLP, which received 700,000 shares in connection with legal services rendered to the Company. The Shares are being offered for resale under this registration, and the Selling Shareholders intend to sell, as soon as practicable following the effectiveness of this registration, the Shares in the public market.

We are in the process of seeking to acquire content from multiple vendors, one of which is Image Entertainment.  Preliminary agreements are in place and will be executed once funding becomes available.  The Company estimates to have over 15,000 videos in its library. We would be providing these videos as a pay-per-download basis or finding advertisers to buy out a show and provide the download for free.  We intend to finish our private investment and future investment monies to provide funding for this and other similar contracts.

Industry Overview

The internet has matured into the communications medium and platform that is integral to the fabric of our day-to-day life. It has revolutionized the way people and businesses communicate while fundamentally shifting the economy, driving it towards a virtual marketplace with a global reach. Consumers are bored with the limits of traditional entertainment outlets, they want choices, options and the ability to watch and listen to exactly what they crave, when and where they choose to, and with the widespread adaptation of broadband consumers are seeking online content.

Market Opportunity

Management believes that the consumer demand for accessing music videos, movies, TV shows and other video online is driving online video sites to grow quickly. Strategy Analytics, a technology research firm, has predicted in a report available at http://www.strategyanalytics.net/default.aspx?mod=PressReleaseViewer&a0=3195 that online sales of TV shows, movies and other prerecorded video will become a billion-dollar business in 2007. The aforementioned website, and its content, is not intended to be a part of this prospectus and investors should not rely on information available at such site. The report predicts that by the end of 2007 the market will grow to $1.5 billion. The report further indicated that by 2010, global revenue from online video sales, rentals and subscriptions will grow to $5.9 billion, and account for eight percent of total home video industry revenues.

According to Akamai’s net usage index for digital music report, available at http://www.akamai.com/html/technology/nui/music/index.html, global music sites collectively reach a daily peak of 786,000 visitors per minute. The aforementioned website, and its content, is not intended to be a part of this prospectus and investors should not rely on information available at such site.

E360Live provides opportunities for artists to build exposure at what management believes to be a reduced cost. Major labels spend over $850,000 on radio, TV and in-store promotion on making a new artist a household name. E360Live will allow artists to reach a vast array of their potential fans at a reduced cost.

New Challenges for Traditional Media

Technologies have changed certain aspects of consumer patterns, and new generations of consumers have become desensitized to ‘traditional’ marketing tactics. It is based on this premise that the Company’s management believes that  the “pull” of broadband television is replacing the “push” of traditional broadcast television. We believe that marketers are loosing confidence in TV advertising, and the impact of traditional advertising has been lessened by such technological advances as the Internet, satellite radio, TiVo, video games, video on demand, internet & DVDs..With today’s fragmented American demographic, we believe that blanket targeting of the past is inefficient and costly. Contextual and behavioral marketing is effective and a strong alternative for today’s marketer.

Strategy

Operating Strategies

The E360Live Solution is to offer entertainment and useful information to consumers, where they live, work and play by using a proprietary “TV Network” infrastructure and technology. E360Live will deliver multiple channels of music, movies, news, and ring-tones in all genres. We will also provide interactivity down to frames and seconds, which will be user-selected content that allows users to either watch our custom channel, or create their own content, schedule it and watch at their convenience.

We aim at providing users the ability to buy the content, or other related lifestyle products and to blend the “stickiness” of television with the interactivity of internet. The Company further aims to provide access to a vast selection of interactive programs, whereas traditional TV can only offer limited choices with no interactivity. We further aim to provide advertisers an effective way to reach their market. Our products will provide user-driven entertainment and useful information for users  which the Company hopes will create more consumers for the advertiser, and ultimately advertising revenue for us.

Growth Strategies

Management intends to continue developing effective consumer targeting via the Company’s platform, which is focused on providing   sponsors with a pre-qualified demographic. With the proliferation and advances in storage and display technology, we intend to continue to offer the highest quality video online at lower prices. We are able to accomplish this due to our ability to create, manage, and distribute content without out-sourcing, which means we can control our costs and pass those savings along to the clients and end-users.

Channel Partners and Licensing Agreements New Shops

The Company will seek to license its patent-pending technology to users and channel partners.

Employees

As of the date of this prospectus, we have 8 full-time employees and 1 employee working part-time in the management, operations and maintenance of the Company.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Report To Shareholders

As a result of this offering, and the effectiveness of this registration statement, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934 and will file current reports, periodic reports, annual reports, proxy statements, and other information with the Securities and Exchange Commission, as required..

Property

The Company and E360, LLC currently leases office space at 2295 S. Hiawassee Road, Suite 414, Orlando, FL 32835. The Company currently pays monthly rent of $3,500 per month pursuant to a 12 month lease, effective November 1, 2007.

LEGAL PROCEEDINGS

From time to time we may be a defendant and plaintiff in various legal proceedings arising in the normal course of our business. We are currently not a party to any material pending legal proceedings or government actions, including any bankruptcy, receivership, or similar proceedings. In addition, management is not aware of any known litigation or liabilities involving the operators of our properties that could affect our operations. Should any liabilities incurred in the future, they will be accrued based on management’s best estimate of the potential loss. As such, there is no adverse effect on our consolidated financial position, results of operations or cash flow at this time. Furthermore, Management of the Company does not believe that there are any proceedings to which any director, officer, or affiliate of the Company, any owner of record of the beneficially or more than five percent of the common stock of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

MANAGEMENT

Directors and Executive Officers

The following table sets forth the names and ages of the members of our Board of Directors and our executive officers and the positions held by each, as of November 1, 2007. The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director is elected for the term of one year, and until his or her successor is elected and qualified, or until his or her earlier resignation or removal.

Name	Age	Position
Mary A. Spio	34	President, Director and CEO
Mark Argenti	35	Secretary, Director and Chief Creative Officer
Richard Brock	53	Chief Financial Officer
Ian McDaniel	33	Treasurer, Director and Chief Technology Officer

Mary A. Spio, President, Director and Chief Executive Officer

Ms. Mary A. Spio is our Chief Executive Officer, and has served as E360, LLC’s Managing Member from July 12, 2006 to May 1, 2007. From July 2004 through July 2006, Ms. Spio was a founding member and Chief Executive Officer of Next Galaxy Media where she patented Customer Engagement and Demographic Targeting Technology inventions. Through her work at the Boeing Corporation and a special digital cinema development team, Mary Spio had 4 Patents issued in her name and later held by the Boeing corporation for the development of digital cinema as we know it today.  Ms. Spio’s technology can be seen applied globally in digital theaters in movies such as Ocean's 11, Planet of the Apes, Spy Kids, Monster's Inc and Bounce, which were all delivered digitally via the same technology. Ms. Spio served as a freelance consultant from January 2002 through December 2004.

Ms. Spio holds a Master of Science in Electrical Engineering and Computer Science, Global Innovation Management from Georgia Institute of Technology and Bachelor of Science in Electrical Engineering from Syracuse University.

Mark Argenti, Secretary, Director and Chief Creative Officer

Mr. Mark Argenti has served as our Secretary, Director and Chief Creative Officer since July 12, 2006. Mr. Argenti is also the co-founder of Media Evolutions since April 2000. Media Evolutions, Inc. is owned and operated by Mr. Argenti and Mr. Ian McDaniel,  Mr. Argenti has directed, produced, and created cutting edge imagery using industry standard graphic and editing tools for many of today’s biggest names in entertainment. Mr. Argenti’s client list includes artists such as Britney Spears, Mary J. Blidge, Justin Timberlake, Black Sabbath, Christina Aguilera, No Doubt, Jessica Simpson, and Ozzy Osborne. At Media Evolutions, Mr. Argeni has completed full digital media production for Universal Studios, Screenworks/NEP, Andre Agassi, NBC, Dreamworks, LiveWire Entertainment, Sheraton Taylor Group, Chili’s, Monte Carlo Celebrity Golf Invitational, Spike TV and much more.

Richard Brock, Chief Financial Officer

Mr. Richard Brock has been serving as our Chief Financial Officer since 2007. Mr. Brock also serves as the Chairman of the Board of The LBA Group, where he has served in such capacity since 2000. Prior to that, Mr. Brock practiced public accounting at The LBA Group since 1976 and has been a partner there since 1987. Mr. Brock has extensive experience in business and financial matters as he is the CPA and business consultant to numerous businesses and individuals. Mr. Brock received his BSBA from the University of Florida in 1975 and became a certified public accountant in 1976.

Ian McDaniel, Treasurer, Director and Chief Technology Officer

Mr. Ian McDaniel has served as our Treasurer, Director and Chief Technology Officer since July 12, 2006. Mr. McDaniel is also the co-founder of Media Evolutions, where he has been involved since April 2000, and has worked in the entertainment industry for over 15 Years in a variety of media production roles. Mr. McDaniel has worked as an audio and video editor, video automation engineer, and video signal quality control engineer for numerous celebrities, and some of his past projects include Justin Timberlake -- Live from Memphis, Will Smith -- Live In Concert. Mr. McDaniel has also worked on shows for NBC, ABC, MTV, VH1, HBO, BET, SpikeTV, Showtime, Discovery Channel, History Channel, and A&E. His radio and audio work has appeared on AMFM Radio Networks, Casey Kasem’s Top 40, ABC Radio Networks, and various outlets.

Employment Agreements

None.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the total compensation that the Company has paid or that has accrued on behalf of Company’s chief executive officer and other executive officers with annual compensation exceeding $100,000 during the year ended June 30, 2007. No officers have received more than $100,000 in compensation during this time periods.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards($)	Option Awards (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mary A. Spio,	2007	0			$50,667				$50,667
Chief Executive Officer

Mark Argenti,	2007	0			$50,667				$50,667
Chief Creative Officer

Ian McDaniel,	2007				$50,667				$50,667
Chief Technology Officer

(1) pursuant to the Company’s action by written consent, dated October 25, 2007, the Company issued 666,667 options at $0.05 per share to each of the Company’s executive officers. The value of the option awards was determined under all the assumptions underlying the Black-Scholes model assuming the value of the stock to be $.10 per share,  volatility of 75% and a risk free rate of 4.01%. Those inputs were then applied to the strike price and the term of the options to determine the market value of the options.

OPTIONS/SARs GRANTS DURING LAST FISCAL YEAR

None.

DIRECTOR COMPENSATION

The Company’s directors currently serve without compensation.

Business Advisory Board

The Business Advisory Board is composed of three select individuals who all have significant business expertise that the company relies on. Mr. Tom Hansen is a successful entrepreneur that has very strong relationships with many potential business partners for the company. Mr. Hansen has introduced us to potential partnerships with Microsoft, Sprint, Stanton Capital and others, and is working to get contracts in place with these companies. Mr. Tom Morris is a former V.P of Sears, and is also a former owner of one of the largest newspaper advertising companies in the U.S., and Mr. Morris has advised the company in a number of areas of business development, management and marketing.  Mr. Doug Nagel is a very experienced business owner and entrepreneur, with a background in banking and finance. Mr. Nagel is also a part owner of an investment bank, and has strong contacts in investment banking, finance and has significant experience as a long time investor in public companies.

Mr. Morris and Mr. Hansen have received options to purchase 2 million shares each at 5 cents per share. Mr. Nagel has the option to purchase 1 million shares at 5 cents per share. Mr. Morris and Mr. Hansen both live in Orlando and so they are more actively involved in helping the company, whereas Mr. Nagel lives in South Florida and Michigan, and he is less involved, therefore, Mr. Morris and Mr. Hansen have received more options, and also have play a larger role in advising the company.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Tom Hansen			$136,000				136,000

Tom Morris			$136,000				136,000

Doug Nagel			$68,000				68,000

(1) Pursuant to the Company’s action by written consent, dated October 25, 2007, the Company issued (i) Mr. Tom Hansen options to purchase 2,000,000 shares of the Company’s commons tock at $0.05, (ii) Mr. Tom Morris options to purchase 2,000,000 shares of the Company’s commons tock at $0.05, and (ii) Mr. Doug Nagel options to purchase 1,000,000 shares of the Company's commons tock at $0.05. Mr. Morris and Mr. Hansen are serving 2-year terms on the advisory board, while Mr. Nagels is serving a 1-year term. These gentlemen act in a non-official advisory capacity to the Company, on an as needed basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Blue Ridge Services, L.P. and Vanguard Capital, LLC are under common ownership by Mr. James Byrd, Jr. The managing member of Vanguard Capital, LLC is Mr. Byrd. who is also the managing member of Blue Ridge Services, LLC, a general partner of Blue Ridge Services, L.P, which is owned principally by a family trust of Mr. Byrd’s. Blue Ridge Services, L.P. and Vanguard Capital, LLC, collectively, beneficially own 4,650,000 shares of the Company’s common stock, or 8.5%. 1,000,000 such shares have been paid for at $0.10 in connection with the Private Offering; the balance of the shares were issued by the Company in consideration of consulting services rendered. Specifically, 2,000,000 shares were issued in connection with a consulting agreement by and between the Company and Vanguard, of which 350,000 shares have been transferred by Vanguard in private transactions. Further, Vanguard cancelled certain cash-compensation consulting provisions, and an additional 2,000,000 shares were issued by the Company to Vanguard, which were taken in the form of stock options by Mr. Byrd. The shares underlying such options are not being registered in this registration statement.   The fair market value of these options was expensed as consulting expense in October, 2007.

Vanguard capital, LLC, a consultant to the company, received options to purchase 2 million shares for $.01 per share under the terms of the consulting agreement with the company. These options have an intrinsic value of $164,000 for financial statement reporting purposes.

Sichenzia, Ross, Friedman & Ference, LLP, the securities’ law firm for the Company received 700,000 shares of the Company stock in connection with legal services to the Company.

The Company leases office space from an entity owned by Mr. James Byrd.  The company currently pays monthly rent of $3,500 per month pursuant to a 12 month lease, effective November 1, 2007. The lease is cancellable upon 30 days notice.

The Business Advisory Board is composed of three individuals, Mr. Nagel, Mr. Hansen and Mr. Morris.  The individuals have received options with an intrinsic value of $90,000 relative to their services to the company on the advisory board.

Of the 45,195,000 shares outstanding, 3,475,000 shares are held by non-affiliates. The company has $126,329 worth of current liabilities due to related parties. These obligations are non-interest-bearing and have no fixed payment terms.

Each of the three principal officers (Mr. McDaniel, Mr. Argenti and Ms. Spio) have been granted options to buy 666,667 shares of the Company’s stock.  These options have an intrinsic value of $17,333 for each of the three. These options vest over five years as part of their employment relationship.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of and percent of the Company's common stock beneficially owned by:

•	all directors and nominees, naming them,
•	our executive officers,
•	our directors and executive officers as a group, without naming them, and
•	persons or groups known by us to own beneficially 5% or more of our Common Stock or our Preferred Stock having voting rights:

The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our capital stock outstanding on March 15, 2008,  and all shares of our common stock issuable to that person in the event of the exercise of outstanding options and other derivative securities owned by that person which are exercisable within 60 days of  March 31, 2008, . Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our capital stock owned by them.

Name and address of owner	Title of Class	Capacity with Company	Number of Shares Beneficially Owned (1)	Percentage of Class (2)
Mary Spio c/o Gen2Media Corporation, 2295 S. Hiawassee Rd., Suite 414 Orlando, FL 32835	Common Stock	Chief Executive Officer	10,963,014	22.6%

Mark Argenti c/o Gen2Media Corporation, 2295 S. Hiawassee Rd., Suite 414 Orlando, FL 32835	Common Stock	Chief Creative Officer	10,963,013	22.6%

Ian McDaniel c/o Gen2Media Corporation, 2295 S. Hiawassee Rd., Suite 414 Orlando, FL 32835	Common Stock	Chief Technology Officer	10,963,013	22.6%

Vanguard Capital, LLC/Blue Ridge Services, L.P (3) c/o Gen2Media Corporation, 2295 S. Hiawassee Rd., Suite 414 Orlando, FL 32835	Common Stock	Consultant	4,650,000	9.6%

Tom Hansen c/o Gen2Media Corporation, 2295 S. Hiawassee Rd., Suite 414 Orlando, FL 32835	Common Stock	Member of Advisory Board	2,389,041 (4)	4.9%

Tom Morris c/o Gen2Media Corporation, 2295 S. Hiawassee Rd., Suite 414 Orlando, FL 32835	Common Stock	Member of Advisory Board	2,389,041 (4)	4.9%

All Officers and Directors As a Group (3 persons)	Common Stock		32,889,040	67.7%

(1)  This column represents the total number of votes each named stockholder is entitled to vote upon matters presented to the shareholders for a vote.
(2) Applicable percentage ownership is based on 45,195,000 shares of Common Stock outstanding as of March 15, 2008, , together with securities exercisable or convertible into shares of Common Stock within 60 days of  March 15, 2008,  for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock that are currently exercisable or exercisable within 60 days of March 15, 2008,  are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3) Blue Ridge Services, L.P. and Vanguard Capital, LLC are under common ownership. The managing member of Vanguard Capital, LLC is Mr. James Byrd, Jr. who is also the managing member of Blue Ridge Services, LLC, a general partner of Blue Ridge Services, L.P, which is owned principally by a family trust of Mr. Byrd. Vanguard Capital, LLC beneficially owns 4,150,000 shares and Blue Ridge Services, L.P. is the beneficial owner of 500,000 shares.
(4) Mr. Tom Hansen and Mr. Tom Morris, members of our Business Advisory Board, each beneficially own 4,000,000 shares of the Company’s common stock, or 8% each. Mr. Morris’s shares include those owned by Morris Realty, Scott Morris and Julie Morris, children of Mr. Tom Morris. Mr. Hansen and Mr. Morris each purchased 2,000,000 shares of the Company’s common stock at $0.10 per share, and in connection with their advisory board services, each received 2,000,000 stock options, which are not being registered pursuant to this registration statement.

DESCRIPTION OF SECURITIES

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 100,000,000 shares of common stock with $.001 par value per share. As of March 15, 2008, , there were 45,195,000 shares of common stock issued and outstanding held by 55 shareholders of record.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Securities Transfer Corporation.

SELLING SHAREHOLDERS

The selling shareholders named below are selling the securities. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling shareholders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling shareholders upon termination of this offering. These selling shareholders acquired their shares by purchase in a single private placement exempt from registration under section 4(2) of the Securities Act of 1933. We believe that the selling shareholders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities by the selling shareholders. No selling shareholders are broker-dealers or affiliates of broker-dealers.

Stockholder (x)	Shares of Common Stock Included in Prospectus (v)	Beneficial Ownership Before Offering (i) (ii)	Percentage of Common Stock Before Offering (i) (ii)	Beneficial Ownership After the Offering (iii)	Percentage of Common Stock Owned After Offering (iii)
Blue Ridge Service, LP (vi)	500,000	500,000	*	--	--
Vanguard Capital, LLC (vi)	500,000	4,150,000	*	--	--
John Schoene	900,000	900,000	*	--	--
Bausman, Paula	25,000	25,000	*	--	--
Byrd, Sr. James	40,000	40,000	*	--	--
Byrd, Patricia	50,000	50,000	*	--	--
Byrd, Tucker	250,000	250,000	*	--	--
Cohn, Marshall	25,000	25,000	*	--	--
Ginther, Donnalyn	10,000	10,000		--	--
Hansen, Tom (vii)	2,000,000	2,389,041	4.4%	--	--
Morris Realty	1,000,000	1,389,041	2.2%	--	--
Portmann, Linda B.	150,000	150,000	*	--	--
Riddle, Rebecca	25,000	25,000	*	--	--
Uricchio, Joe and Pauli	250,000	250,000	*	--	--
Leasure, Ed	100,000	100,000	*	--	--
Morgan, John	250,000	250,000		--	--
Morris, Julie	500,000	500,000	1.1%	--	--
Morris, Scott	500,000	500,000	1.1%	--	--
Argenti, Maria	10,000	10,000	*	--	--
Argenti, Jeanine	10,000	10,000	*	--	--
Argenti, Peter	10,000	10,000	*	--	--
Wykle, Melissa	10,000	10,000	*	--	--
Lang, Erin	10,000	10,000	*	--	--
Milien, Marie	10,000	10,000	*	--	--
Shoucair, Richard	10,000	10,000	*	--	--
Richard, Kevin	10,000	10,000	*	--	--
Wallis, Steven	10,000	10,000	*	--	--
Shirley, Paul	10,000	10,000	*	--	--
McDaniel, Harry W.	10,000	10,000	*	--	--
McDaniel, Donna	10,000	10,000	*	--	--
McDaniel, Layla	10,000	10,000	*	--	--
Ward, Christopher	20,000	20,000	*	--	--
Brock, Richard (ix)	150,000	150,000	*	--	--
Brock, Janice	10,000	10,000	*	--	--
Brock, Daniel	10,000	10,000	*	--	--
Ward, Joyce	10,000	10,000	*	--	--
Harris, Kevin	10,000	10,000	*	--	--
Monreal, Ken	10,000	10,000	*	--	--
Ward, Larry	10,000	10,000	*	--	--
Brewer, Jennifer	10,000	10,000	*	--	--
Badie, Roy	10,000	10,000	*	--	--
Badie, Mark	10,000	10,000	*	--	--
Wassell, Donna	100,000	100,000	*	--	--
Morrow, Tim	10,000	10,000	*	--	--
Sanchez, Ramon	10,000	10,000	*	--	--
Leicht, Craig	10,000	10,000	*	--	--
Sichenzia, Ross et. al. (viii)	700,000	700,000	*	--	--
Dan Valladao	150,000	150,000	*	--	--
Paula Bausman	100,000	100,000	*	--	--
Jonathan Keyser	100,000	100,000	*	--	--
Doug Nagel (vii)	1,000,000	1,194,521	2.2%	--	--
OIC Nominees, Ltd.	1,000,000	1,000,000	*	--	--
Bill Corbett	200,000	200,000	*	--	--
Mike Jacks	200,000	200,000	*	--	--

Total	11,045,000	15,667,603		--	--

(i) These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time).

(ii) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The percentage of shares owned by each selling stockholder is based on 45,195,000   shares issued and outstanding as of  March 15, 2008 .

(iii) Assumes that all securities registered will be sold.

(iv) and (vi) Number of shares consists entirely of shares of common stock of the Company.

(v) Number of shares includes shares issued to the selling stockholders in connection with the Private Offering. There were a total of 9,995,000 shares of the Company’s common stock issued to purchasers in the Private Offering at $0.10 per share. In addition, there were a total of 4,700,000 shares issued to persons for services provided to the Company, including 4,150,000 shares Issued to Vanguard Capital, LLC as a result of a 2 year business consulting agreement with the Company and 700,000 issuable to the law firm of Sichenzia, Ross, Friedman Ference LLP which received 700,000 shares for legal services provided to the Company. All shares owned by each selling shareholder are being registered and, if sold, no selling shareholder will own any of our stock after this offering.

(vi) Blue Ridge Services, L.P. and Vanguard Capital, LLC are under common ownership by Mr. James Byrd, Jr. Vanguard Capital, LLC provides consulting services to the Company and Blue Ridge Service, LP is currently leasing office space to the Company. The managing member of Vanguard Capital, LLC is Mr. Byrd. who is also the managing member of Blue Ridge Services, LLC, a general partner of Blue Ridge Services, L.P, which is owned principally by a family trust of Mr. Byrd’s. Blue Ridge Services, L.P. and Vanguard Capital, LLC, collectively, beneficially own 4,650,000 shares of the Company’s common stock, or 8.5%. 1,000,000 of such shares have been paid for at $0.10 in connection with the Private Offering, and such shares are being registered pursuant to this registration statement; the balance of the shares were issued by the Company in consideration of consulting services rendered, and are not being registered at this time. Specifically, 2,000,000 shares were issued in connection with a consulting agreement by and between the Company and Vanguard, of which 350,000 shares have been transferred by Vanguard in private transactions. Further, Vanguard cancelled certain cash-compensation consulting provisions, and an additional 2,000,000 shares were issued by the Company to Vanguard, which were taken in the form of stock options by Mr. Byrd. The shares underlying such options are not being registered in this registration statement.

(vii) Mr. Doug Nagel, Mr. Tom Hansen and Mr. Tom Morrison are members of the advisory council.

(viii) Such shares have been issued to Sichenzia Ross Friedman Ference LLP in consideration of legal services rendered.

(ix) Richard Brock is the Chief Financial Officer of the company.

(x) None of the selling stockholders are broker dealers

PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

• ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
• block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal
• facilitate the transaction;
• purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
• an exchange distribution in accordance with the rules of the applicable exchange;
• privately-negotiated transactions;
• broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
• through the writing of options on the shares;
• a combination of any such methods of sale; and
• any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Exchange Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations of such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. The selling stockholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such Act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that any of the selling stockholders are deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In addition, if a short sale is deemed to be a stabilizing activity, then the selling stockholders will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

If a selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

OTC Bulletin Board Considerations

As discussed elsewhere in this registration statement, the Company’s common stock is not currently traded on the Over the Counter Bulletin Board (“OTCBB”), and there is no pulic trading market. To be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. We have engaged in preliminary discussions with an NASD Market Maker to file our application on Form 211 with the NASD, but as of the date of this prospectus, no filing has been made.

Holders

As of March 15, 2008, the approximate number of stockholders of record of the Common Stock of the Company was 55. Vanguard capital, LLC, a consultant to the company, received options to purchase 2,000,000 shares for $.01 per share under the terms of the consulting agreement with the company. These options have an intrinsic value of $164,000 for financial statement reporting purposes. The Business Advisory Board is composed of three individuals, Mr. Nagel, Mr. Hansen and Mr. Morris.  The individuals have received options to purchase 5,000,000 shares for $.05 per share. These options  have an intrinsic value of $90,000 and were issued relative to their services to the company on the advisory board. Each of the three principal officers (Mr. McDaniel, Mr. Argenti and Ms. Spio) have been granted options to buy 666,667 shares of the Company’s stock.  These options have an intrinsic value of $17,333 for each of the three. These options vest over five years as part of their employment relationship.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws, as amended, provide to the fullest extent permitted by Nevada law that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Section 78.7502 of the Nevada Revised Statutes provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon by Sichenzia Ross Friedman Ference LLP, New York, New York. Sichenzia Ross Friedman Ference LLP has been issued 700,000 shares of the Company’s common stock in consideration of legal services rendered. The sale by Sichenzia Ross Friedman Ference LLP of all 700,000 shares issued to it is being registered pursuant to the registration statement of which this prospectus is a part of.

EXPERTS

The consolidated balance sheet of Gen2Media Corporation and its subsidiary  for the fiscal year ended June 30, 2007, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the period from inception (July 21, 2006) to June 30, 2007 appearing in this prospectus and registration statement have been so included in reliance on the Report of Cross, Fernandez & Riley, LLP an independent registered public accounting firm, appearing elsewhere in this prospectus, given on the authority of such firm as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information with respect to the common stock and us, we refer you to the registration statement and the exhibits and schedules that were filed with the registration statement. Statements made in this prospectus regarding the contents of any contract, agreement or other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, and at the SEC's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, Woolworth Building and 233 Broadway New York, New York.

Gen2Media Corporation
and Subsidiary
(A Development Stage Company)

Consolidated Financial Statements
For the Period from July 21, 2006 (Date of Inception)
Through June 30, 2007

Gen2Media Corporation and Subsidiary
(A Development Stage Company)

Contents

Independent Auditors’ Report

To the Board of Directors and Management
Gen2Media Corporation
Orlando, Florida

We have audited the accompanying consolidated balance sheet of Gen2Media Corporation and Subsidiary (a development stage company) as of June 30, 2007 and the related consolidated statements of operations and retained earnings, shareholders’ deficit, and cash flows for the period from July 21, 2006 (date of inception) through June 30, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Gen2Media Corporation and Subsidiary (a development stage company) as of June 30, 2007, and the results of their operations and their cash flows for the period from July 21, 2006 (date of inception) through June 30, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9 to the financial statements, the Company has suffered losses from operations and has cash needs in excess of its resources that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 9. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Orlando, Florida
November 9, 2007, except as to Note 9,
   which is as of February 25, 2008

Gen2Media Corporation and Subsidiary
(A Development Stage Company)

Consolidated Balance Sheet

June 30,	2007

Assets

Current:
Cash and cash equivalents	$321,497

Total current assets	321,497

Furniture and equipment:
Computer equipment	36,764
Office furniture and fixtures	7,302

44,066
Less: Accumulated depreciation	(3,521)

Net furniture and equipment	40,545

Intangibles:
Website platform	397,158
Patents	8,754

Other assets:
Deposits	18,381

Total intangibles and other assets	424,293

$786,335

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$54,042
Accrued expenses	25,921
Due to related parties	5,069

Total current liabilities	85,032

Notes payable to related parties	120,000

Total liabilities	205,032

Minority interest	380,651

Stockholders’ equity:
Common stock, $.001 par value; 100,000,000 shares authorized; 41,695,000 issued and outstanding	41,695
Additional paid-in capital	903,142
Deficit accumulated during the development stage	(644,185)
Subscription receivable	(100,000)

Total stockholders’ equity	200,652

$786,335

See accompanying notes to consolidated financial statements.

Gen2Media Corporation and Subsidiary
(A Development Stage Company)

Consolidated Statement of Operations

For the Period From July 21, 2006 (Date of Inception) Through June 30,	2007

Revenues	$–

Operating expenses	644,034

Minority interest in loss of subsidiary	(21,449)

Net loss	(622,585)

Net loss to common shareholders	$(622,585)

Basic net loss per common share	$(0.02)

Weighted averages shares outstanding	38,915,114

See accompanying notes to consolidated financial statements.

Gen2Media Corporation and Subsidiary
(A Development Stage Company)

Consolidated Statement of Shareholders’ Deficit

	Class A Common Stock		Additional Paid-In	Deficit Accumulated During Development
	Shares	Amount	Capital	Stage	Total

Balance at July 21, 2006 (date of inception)	–	$–	$–	$–	$–

Common stock issued to employees in stock exchange on May 17, 2007 (Note 6)	32,500,000	32,500	(7,163)	–	25,337

Common stock issued for consulting services on May 17, 2007	2,000,000	2,000	198,000	–	200,000

Common stock issued in private placement in June 2007 (Note 6)	7,195,000	7,195	712,305	–	719,500

Common stock subscribed at June 2007	–	–	(100,000)	–	(100,000)

Distributions to shareholders	–	–	–	(21,600)	(21,600)

Net loss	–	–	–	(622,585)	(622,585)

Balance at June 30, 2007	41,695,000	$41,695	$803,142	$(644,185)	$200,652

See accompanying notes to consolidated financial statements.

Gen2Media Corporation and Subsidiary
(A Development Stage Company)

Consolidated Statement of Cash Flows

For the Period From July 21, 2006 (Date of Inception) Through June 30,	2007

Cash flows from operating activities:
Net loss	$(622,585)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation	3,521
Common stock issued for services	200,000
Minority interest in loss of subsidiary	(21,449)
Net changes in:
Due to related parties	5,069
Accounts payable and accrued expenses	79,963

Net cash used by operating activities	(355,481)

Cash flows from investing activities:
Investment in website platform	(397,158)
Investment in patents	(8,754)
Increase in deposits	(18,381)
Purchase of furniture & equipment	(44,066)

Net cash used by investing activities	(468,359)

Cash flows from financing activities:
Contribution by minority interest	402,100
Proceeds from common stock issuance	644,837
Repayments on related party notes payables	(80,000)
Loans from related parties	200,000
Distributions to shareholders	(21,600)

Net cash provided by financing activities	1,145,337

Net increase in cash and cash equivalents	321,497

Cash and cash equivalents, July 21, 2006	–

Cash and cash equivalents, June 30, 2007	$321,497

Supplemental cash flow information:
Non-cash investing activities:
Issuance of notes payable for website development	$200,000

See accompanying notes to consolidated financial statements.

Gen2Media Corporation and Subsidiary
(A Development Stage Company)

 Notes to Consolidated Financial Statements

1.	Organization and Nature of Business
The accompanying financial statements include Gen2Media Corporation and Subsidiary (collectively the “Company”). Gen2Media Corporation has one operating subsidiary, E360, LLC (“E360”), which is a Limited Liability Company organized on July 21, 2006 under Florida Law.

E360 owns a patent-pending technology for the display of online video, and a website for consumers to watch, download or own, in a library format, music videos, television shows or feature films.

Gen2Media Corporation was formed in May 2007 under the laws of the State of Nevada to acquire a majority interest in E360.

On May 10, 2007 95% of the ownership interest in E360 was acquired by Gen2Media Corporation in a stock exchange.

2.	Summary of Significant Accounting Policies
Basis of Consolidation

The accompanying consolidated financial statements include the accounts and transactions of Gen2Media Corporation and its subsidiary E360, LLC.  All significant intercompany accounts and transactions are eliminated in consolidation.

Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments with original maturities of less than three months to be cash equivalents.

The Company places its temporary cash investments with high quality financial institutions. At times, such investments may be in excess of FDIC insurance limits. The Company does not believe it is exposed to any significant credit risk with respect to cash and cash equivalents.

Gen2Media Corporation and Subsidiary
(A Development Stage Company)

 Notes to Consolidated Financial Statements

Furniture and Equipment

Furniture and equipment are recorded at cost.  Depreciation is computed using straight-line methods applied to individual property items based on estimated useful lives.  The useful lives of furniture and equipment for purposes of computing depreciation are:

June 30,	Useful Lives	2007

Computer equipment	5 years	$36,764
Office furniture and equipment	7 years	7,302

		44,066
Less accumulated depreciation		(3,521)

Property and equipment, net		$40,545

Website Platform

Website platform includes capitalized costs incurred during the application and infrastructure development stage in accordance with EITF 00-02. These costs will be amortized when the website is placed in service.

Advertising

The Company follows the policy of charging all advertising and promotions to expense as incurred. The amount charged to expense during the period from July 21, 2006 (inception) to June 30, 2007, was $38,211.

Minority Interest Minority interest represents the portion of the subsidiary not owned by Gen2Media Corporation.

Gen2Media Corporation and Subsidiary
(A Development Stage Company)

 Notes to Consolidated Financial Statements

In April 2007, an investor paid approximately $402,000 in cash for a 5% interest in E360, LLC. When Gen2Media acquired a majority interest in E360, LLC, the investor retained its 5% interest in the subsidiary.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes.  Actual results could differ from these estimates.

Long-Lived Assets

The Company accounts for long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-lived assets.  This Statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.  No impairment charges were incurred during the period ended June 30, 2007.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123(R), Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS 123(R) requires companies to measure the cost of employee services received in exchange for an award of equity instruments, including stock options, based on the grant-date fair value of the award and to recognize it as compensation expense over the period the employee is required to provide service in exchange for the award, usually the vesting period.

Gen2Media Corporation and Subsidiary
(A Development Stage Company)

 Notes to Consolidated Financial Statements

Recent Accounting Pronouncements

In February 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments - An Amendment of FASB Statements No. 133 and 140,” (“SFAS 155”). SFAS 155 provides entities with relief from having to separately determine the fair value of an embedded derivative that would otherwise be required to be bifurcated from its host contract in accordance with SFAS 133. It also allows an entity to make an irrevocable election to measure such a hybrid financial instrument at fair value in its entirety, with changes in fair value recognized in earnings. SFAS 155 is effective for all financial instruments acquired, issued, or subject to a remeasurement (new basis) event occurring for fiscal years beginning after September 15, 2006.  The Company is currently evaluating the effect, if any, the adoption of SFAS 155 will have on its financial statements, results of operations and cash flows.

In July 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109,” (“FIN 48”). FIN 48 provides guidance on the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company is currently evaluating the impact of this standard on its financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurement,” (“SFAS 157”). SFAS 157 simplifies and codifies guidance on fair value measurements under generally accepted accounting principles. This standard defines fair value, establishes a framework for measuring fair value and prescribes expanded disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, with early adoption permitted. The Company is currently evaluating the effect, if any, the adoption of SFAS 157 will have on its financial statements, results of operations and cash flows.

In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when quantifying Misstatements in Current Year Financial Statements,” (“SAB 108”). SAB 108 requires companies to evaluate the materiality of identified unadjusted errors on each financial statement and related financial statement disclosure using both the rollover approach and the iron curtain approach. The rollover approach quantifies misstatements based on the amount of the error in the current year financial statements whereas the iron curtain approach quantifies misstatements based on the effects of correcting the misstatement existing in the balance sheet at the end of the current year, irrespective of the misstatement’s year(s) origin. Financial statements would require adjustment when either approach results in quantifying a misstatement that is material. Correcting prior year financial statements for immediate errors would not require previously filed reports to be amended. SAB 108 is effective for the first fiscal year ending after November 15, 2006. The adoption of SAB 108 did not have a material effect on the financial position, results of operations and cash flows of the Company.

Gen2Media Corporation and Subsidiary
(A Development Stage Company)

 Notes to Consolidated Financial Statements

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS 159 is effective for fiscal years beginning after November 15, 2007, with early adoption permitted. The Company is currently evaluating the effect, if any, the adoption of SFAS 159 will have on its financial statements, results of operations and cash flows.

3.	Income Taxes
Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes resulting from temporary differences. Such temporary differences result from differences in the carrying value of assets and liabilities for tax and financial reporting purposes. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The components of deferred tax assets at June 30, 2007 are as follows:

June 30,	2007

Net operating loss	$249,000

Valuation allowance	(249,000)

Net deferred tax assets	$–

4.	Related Party Transaction
Since inception, the Company has issued notes payable to its shareholders, directors and officers to fund its operations.  Notes payable to these related parties are unsecured. Amounts outstanding under notes payable to related parties as of June 30, 2007 were $120,000, which are related to the development of the website.  The notes require repayment when the Company has sufficient cash resources and have an interest rate of 0%

Other amounts due to related parties in the next 12 months or less approximate $5,000 for short-tem loans made to the Company in December 2006.

There were employee advances at 09/30/07 of $5,000 to Ian McDaniel, $5,000 to Mark Argenti, $5000 to Mary Spio, and $7,931 to other employees for a total of $22,931.

5.	Commitments
Leases

The Company subleases office space on a month-to-month basis from Media Evolutions, Inc., a company owned by one of the Founders, for $3,574 per month.  Rent expense paid under this lease for the period from July 21, 2006 (inception) to June 30, 2007 totaled approximately $32,000.

Consulting Agreement

On April 1, 2007, the Company entered into an agreement with Vanguard, LLC, to assist it in developing a business and capital strategy for the Company. The agreement provides for a term of two years. The Vanguard Agreement provides as an incentive two million shares of Class A common stock and a $5,000 monthly consulting fee.  As of June 30, 2007, the Company had incurred $10,000 in cash consulting fees and issued the two million shares to Vanguard. The fair market value of the 2,000,000 shares ($200,000) was recorded as professional services expense.

Gen2Media Corporation and Subsidiary
(A Development Stage Company)

 Notes to Consolidated Financial Statements

6.	Capital Stock
The Company’s authorized capital stock consists of 100,000,000 shares of Class A common with a par value of $0.001.  In connection with the acquisition discussed in Note 1, three founders of the Company received a total of 32,500,000 shares of Class A common stock in Gen2Media in exchange for their 95% (9,500 member units) ownership interest in E360, LLC.

The shares are restricted until and unless the registration of said shares for resale becomes effective and may not be sold without registration under the Securities Act or pursuant to an exemption from registration. There is currently no public market for the shares.

In accordance with a registration rights agreement dated June 30, 2007, the Company intends to file an SB-2 or other similar registration statement with the Securities and Exchange Commission (“SEC”) that will include 10,000,000 shares.

In June 2007, the Company sold 7,195,000 shares of its common stock for $0.10 per share pursuant to a private placement of securities. The Company intends to use a portion of the net proceeds of $644,837 to fund the development of the E360 Live website.

As part of the Company’s private placement described above, one investor committed to purchase 2 million shares of common stock for $200,000 prior to June 30, 2007. As of June 30, 2007, the investor had remitted $100,000. The remaining $100,000 was remitted after year-end.

Gen2Media Corporation and Subsidiary
(A Development Stage Company)

 Notes to Consolidated Financial Statements

7.	Earnings per Share	The following is a reconciliation of basic net loss per common share:

Fiscal Year Ended June 30,	2007

Net operating loss	$(622,585)

Weighted average shares outstanding - basic	38,915,114

Basic net loss per common share	$(0.02)

Weighted average shares outstanding fully diluted	$38,915,114

Fully diluted net loss per common share	$(0.02)

The common stock options outstanding during the period were excluded from the shares used to calculate diluted earnings per share as their inclusion would be anti-dilutive.

8.	Subsequent Events
On July 10, 2007, the Company’s website was launched.

On October 18, 2007, the Company approved 700,000 Class A common shares to be issued to Sichenzia, Ross, Friedman & Ference, LLP in return for legal services. The agreement also requires cash payments of $30,000 in three installments, $10,000 as a retainer, $10,000 upon the first filing of the Form SB-2 and $10,000 upon the Security and Exchange Commission’s (SEC) declaration of effectiveness of the Form SB-2 and the issuance of the 700,000 shares.

On October 25, 2007, the Company granted options for 5,000,000 Class A common shares pursuant to consulting agreements with Mr. Douglas Nagel, Mr. Tom Hansen and Mr. Tom Morris. These individuals will serve on a Business Advisory Board and assist the Company, on an as-needed basis, in developing key business strategies. The excise price is $0.05 per share.  The options vest 50% per year over two years and have a term of three years.

On October 25, 2007, the Company granted an irrevocable option and warrant for 2,000,000 shares of Class A common stock at $.01 per share to Vanguard, LLC, a consultant, in consideration for its waiver of all future cash payments due under the Vanguard, LLC agreement.  The waiver is effective October 25, 2007.  The options vest immediately and have a term or three years.

On October 25, 2007, the Company granted options for 2,000,000 shares of Class A common stock at $.05 per share to three manager directors in consideration for each of their employment agreements to serve the Company for a period of 5 years. The options vest 20% per year over 5 years and have a term of five years.

Gen2Media Corporation and Subsidiary
(A Development Stage Company)

 Notes to Consolidated Financial Statements

On October 30, 2007, the Company entered into an agreement with Veranda 414, LLC, a related party, to lease office space for term of 12 months, commencing on November 1, 2007.  The Company will pay $3,500 a month plus applicable taxes.
In October 2007, the Company sold 1,400,000 shares of its common stock for $.10 per share pursuant to a private placement of securities.

9.	Going Concern
The Company has sustained operating losses and its cash needs extend beyond its current resources. Subsequent to June 30, 2007, the Company has exhausted most of its liquidity. In addition, the Company does not have a reliable source of future funding. These factors create an uncertainty about the Company’s ability to continue as a going concern. Management’s plans to deal with these issues involve generating revenues from its website platform. The Company is currently negotiating with potential customers and anticipates entering into relationships which will generate sufficient revenues to allow the Company to continues as a going concern. The Company’s ability to continue as a going concern is dependent on the plan’s success. These financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

GEN2MEDIA CORPORATION AND SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED BALANCE SHEET (UNAUDITED)
DECEMBER 31, 2007

Assets

Current:
Cash and cash equivalents	$17,428

Furniture and Equipment:
Computer equipment	66,305
Office furniture and fixtures	7,302
73,607
Less: Accumulated depreciation	(9,921)

Net Furniture and Equipment	63,686

Intangibles:
Website platform	406,302
Patent Pending	8,754
415,056
Less: Accumulated Amortization	(67,717)

Net Intangible Assets	347,339

Other Assets:
Deposits	18,381

Total Intangibles and Other Assets	365,720

Total Assets	$446,834

Liabilities and Stockholders' Equity<Deficit>

Current Liabilities:
Accounts Payable	$82,778
Due to related parties	126,329

Total current liabilities	209,107

Minority Interest	330,756

Stockholders' Equity<Deficit>:

Common stock, $.001 par value; 100,000,000 shares authorized;
45,195,000 issued and outstanding	45,195
Additional paid in capital	1,453,957
Deficit accumulated during the development stage	(1,592,181)

Total Stockholders' Equity<Deficit>	(93,029)

Total Liabilities and Stockholders' Equity<Deficit>	$446,834

GEN2MEDIA CORPORATION AND SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

	6 Months Ended	6 Months Ended	Inception to
	12/31/06	12/31/07	12/31/07

REVENUES	$-	$27,559	$27,559

OPERATING EXPENSES	61,830	1,025,450	1,669,484

MINORITY INTEREST IN LOSS OF SUBSIDIARY	-	(49,895)	(71,344)

NET LOSS	(61,830)	(947,996)	(1,570,581)

NET LOSS TO COMMON SHAREHOLDERS	$(61,830)	$(947,996)	$(1,570,581)

BASIC NET LOSS PER COMMON SHARE	N/A	(0.02)	(0.04)

GEN2MEDIA CORPORATION AND SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED STATEMENT OF SHAREHOLDERS' DEFICIT (UNAUDITED)

				Deficit
				Accumulated
	Class A		Additional	During
	Common Stock		Paid-In	Development
	Shares	Amount	Capital	Stage	Total

Balance at June 30, 2007	$41,695,000	$41,695	$803,142	$(644,185)	$200,652

Common stock subscription payment received	-	-	100,000	-	100,000

Common stock issued in
private placement	2,800,000	2,800	277,200	-	280,000

Common stock issued in
stock grant for services rendered	700,000	700	69,300	-	70,000

Common stock option compensation cost	-	-	204,315	-	204,315

Net loss	-	-	-	(947,996)	(947,996)

Balance at December 31, 2007	$45,195,000	$45,195	$1,453,957	$(1,592,181)	$(93,029)

GEN2MEDIA CORPORATION AND SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

	6 Months Ended	6 Months Ended	Inception to
	12/31/06	12/31/07	12/31/07
Cash Flows from Operating Activities:
Net loss	$(61,830)	$(947,996)	$(1,570,581)
Adjustments to reconcile net loss to net cash used
by operating activities:
Depreciation	-	6,400	9,921
Amortization - website	-	67,717	67,717
Stock based compensation	-	204,315	204,315
Common stock issued for services	-	70,000	270,000
Minority interest in loss of subsidiary	-	(49,895)	(71,344)
Net changes in:
Due to related parties	-	1,260	6,329
Employee advances	(1,789)	-	-
Accounts receivable	-	-	-
Accounts payable and accrued expenses	9,066	2,815	82,778

Net Cash Used By Operating Activities	(54,553)	(645,384)	(1,000,865)

Cash Flows from Investing Activities:
Investment in website platform	(112,946)	(9,144)	(406,302)
Investment in patents	-	-	(8,754)
Increase in deposits	(10,500)	-	(18,381)
Purchase of furniture and equipment	(28,406)	(29,541)	(73,607)

Net Cash Used By Investing Activities	(151,852)	(38,685)	(507,044)

Cash Flows from Financing Activities:
Contribution by minority interest	-	-	402,100
Capital contributions	10,837	-	-
Proceeds from common stock issuance	-	380,000	1,024,837
Repayments on related party notes payables	-	-	(80,000)
Loans from related parties	288,800	-	200,000
Distributions to shareholders	-	-	(21,600)

Net Cash Provided By Financing Activities	299,637	380,000	1,525,337

Net Increase (Decrease) in Cash and Cash Equivalents	93,232	(304,069)	17,428

Cash and Cash Equivalents, Beginning	-	321,497	-

Cash and Cash Equivalents, Ending	$93,232	$17,428	$17,428

GEN2MEDIA CORPORATION AND SUBSIDIARY
(A Development Stage Company)
SCHEDULE OF OPERATING EXPENSES (UNAUDITED)

	6 Months Ended	Inception to
	12/31/07	12/31/07

Advertising	$41,233	$79,444

Amortization Expense	67,717	67,717

Consulting fees	241,363	241,363

Depreciation	6,400	9,921

Equipment rental	31,773	31,773

Insurance	37,643	57,977

Internet	72,690	72,690

Office maintenance and supplies	27,155	54,128

Payroll	205,117	264,298

Professional fees	187,172	430,925

Programmers	19,649	63,909

Rent	26,948	58,265

Taxes and licenses	9,321	10,854

Telephone	15,737	29,217

Travel and entertainment	35,532	37,228

Other operating expenses	-	159,775

TOTAL OPERATING EXPENSES	$1,025,450	$1,669,484

GEN2MEDIA CORPORATION AND SUBSIDIARY
(A Development Stage Company)
NOTES TO UNAUDITED FINANCIAL STATEMENTS\
(unaudited)

1.	Basis of Presentation
The unaudited financial statements have been prepared by Gen2Media Corporation (a development stage enterprise, the “Company”), in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and applicable rules and regulations of the Securities and Exchange Commission.

The accompanying financial statements contain all normal recurring adjustments which are, in the opinion of management, necessary for the fair presentation of such financial statements.  Certain information and disclosures normally included in the financial statements prepared in accordance with GAAP have been omitted under such rules and regulations although the Company believes that the disclosures are adequate to make the information presented not misleading.

These unaudited financial statements should be read in conjunction with the financial statements and notes included in form SB-2 for the fiscal year ended June 30, 2007.  Interim results of operations for the three-month period ended September 30, 2007 may not necessarily be indicative of the results to be expected for the full year.

2.	Organization and Nature of Business
The accompanying financial statements include Gen2Media Corporation and Subsidiary (collectively the “Company”). Gen2Media Corporation has one operating subsidiary, E360, LLC (“E360”), which is a Limited Liability Company organized on July 21, 2006 under Florida Law.

E360 owns a patent-pending technology for the display of online video, and a website for consumers to watch, download or own, in a library format, music videos, television shows or feature films.

Gen2Media Corporation was formed in May 2007 under the laws of the State of Nevada to acquire a majority interest in E360.

On May 10, 2007 95% of the ownership interest in E360 was acquired by Gen2Media Corporation in a stock exchange.

3.	Summary of Significant Accounting Policies
Basis of Consolidation

The accompanying consolidated financial statements include the accounts and transactions of Gen2Media Corporation and its subsidiary E360, LLC.  All significant intercompany accounts and transactions are eliminated in consolidation.

Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments with original maturities of less than three months to be cash equivalents.

The Company places its temporary cash investments with high quality financial institutions. At times, such investments may be in excess of FDIC insurance limits. The Company does not believe it is exposed to any significant credit risk with respect to cash and cash equivalents.

Furniture and Equipment

Furniture and equipment are recorded at cost.  Depreciation is computed using straight-line methods applied to individual property items based on estimated useful lives.  The useful lives of furniture and equipment for purposes of computing depreciation are:

September 30, 2007,	Useful Lives	2007

Computer equipment	5 years	$66,305
Office furniture and equipment	7 years	7,302

		73,607
Less accumulated depreciation		(6,345)

Property and equipment, net		$67,262

Website Platform

Website platform includes capitalized costs incurred during the application and infrastructure development stage in accordance with EITF 00-02. Development of the website was completed in July 2007 and has been placed in service.  Website platform has an estimated useful life of 3 years and will be amortized over 36 months on a straight-line basis

Advertising

The Company follows the policy of charging all advertising and promotions to expense as incurred. The amount charged to expense during the quarter from July 1, 2007 to September 30, 2007, was $40,839.

Minority Interest Minority interest represents the portion of the subsidiary not owned by Gen2Media Corporation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes.  Actual results could differ from these estimates.

Long-Lived Assets

The Company accounts for long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-lived assets.  This Statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.  No impairment charges were incurred during the interim period ended September 30, 2007.

Stock-Based Compensation
The Company accounts for stock-based compensation in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123(R), Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS 123(R) requires companies to measure the cost of employee services received in exchange for an award of equity instruments, including stock options, based on the grant-date fair value of the award and to recognize it as compensation expense over the period the employee is required to provide service in exchange for the award, usually the vesting period.

Recent Accounting Pronouncements

In February 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments - An Amendment of FASB Statements No. 133 and 140,” (“SFAS 155”). SFAS 155 provides entities with relief from having to separately determine the fair value of an embedded derivative that would otherwise be required to be bifurcated from its host contract in accordance with SFAS 133. It also allows an entity to make an irrevocable election to measure such a hybrid financial instrument at fair value in its entirety, with changes in fair value recognized in earnings. SFAS 155 is effective for all financial instruments acquired, issued, or subject to a remeasurement (new basis) event occurring for fiscal years beginning after September 15, 2006. The Company is currently evaluating the effect, if any, the adoption of SFAS 155 will have on its financial statements, results of operations and cash flows.

In July 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109,” (“FIN 48”). FIN 48 provides guidance on the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company is currently evaluating the impact of this standard on its financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurement,” (“SFAS 157”). SFAS 157 simplifies and codifies guidance on fair value measurements under generally accepted accounting principles. This standard defines fair value, establishes a framework for measuring fair value and prescribes expanded disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, with early adoption permitted. The Company is currently evaluating the effect, if any, the adoption of SFAS 157 will have on its financial statements, results of operations and cash flows.

In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when quantifying Misstatements in Current Year Financial Statements,” (“SAB 108”). SAB 108 requires companies to evaluate the materiality of identified unadjusted errors on each financial statement and related financial statement disclosure using both the rollover approach and the iron curtain approach. The rollover approach quantifies misstatements based on the amount of the error in the current year financial statements whereas the iron curtain approach quantifies misstatements based on the effects of correcting the misstatement existing in the balance sheet at the end of the current year, irrespective of the misstatement’s year(s) origin. Financial statements would require adjustment when either approach results in quantifying a misstatement that is material. Correcting prior year financial statements for immediate errors would not require previously filed reports to be amended. SAB 108 is effective for the first fiscal year ending after November 15, 2006. The Company is currently evaluating the effect, if any, the adoption of SAB 108 will have on its financial statements, results of operations and cash flows.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS 159 is effective for fiscal years beginning after November 15, 2007, with early adoption permitted. The Company is currently evaluating the effect, if any, the adoption of SFAS 159 will have on its financial statements, results of operations and cash flows.

4.	Income Taxes
Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes resulting from temporary differences. Such temporary differences result from differences in the carrying value of assets and liabilities for tax and financial reporting purposes. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The components of deferred tax assets at September 30, 2007 are as follows:

September 30,	2007

Net operating loss	$372,000

Valuation allowance	(372,000)

Net deferred tax assets	$–

5.	Related Party Transaction
Since inception, the Company has issued notes payable to its shareholders, directors and officers to fund its operations.  Notes payable to these related parties are unsecured, Amounts outstanding under notes payable to related parties as of September 30, 2007 were $120,000, which are related to the development of the website.  The notes require repayment when the Company has sufficient cash resources and have an interest rate of 0%

Other amounts due to related parties in the next 12 months or less approximate $5,000 for short-tem loans made to the Company in December 2006.

6.	Commitments
Leases

The Company subleases office space on a month-to-month basis from Media Evolutions, Inc., a company owned by one of the Founders, for $3,574 per month.  Rent expense paid under this lease during the interim period from July 1, 2007 to September 30, 2007 totaled approximately $10,723.

7.	Capital Stock
Non-Cash Compensation Related to Stock-Based Transactions

The Company’s authorized capital stock consists of 100,000,000 shares of Class A common with a par value of $0.001.  In connection with the acquisition discussed in Note 1, three founders of the Company received a total of 32,500,000 shares of Class A common stock in Gen2Media in exchange for their 95% (9,500 member units) ownership interest in E360, LLC.

The shares are restricted until and unless the registration of said shares for resale becomes effective and may not be sold without registration under the Securities Act or pursuant to an exemption from registration. There is currently no public market for the shares.

In accordance with a registration rights agreement dated June 30, 2007, the Company intends to file an SB-2 or other similar registration statement with the Securities and Exchange Commission (“SEC”) that will include 10,000,000 shares.

In June 2007, the Company sold 7,195,000 shares of its common stock for $0.10 per share pursuant to a private placement of securities. The Company intends to use a portion of the proceeds to fund the development of the E360 Live website.

During the six months ended December 31, 2007, the Company sold 2,800,000 shares of its common stock for $.10 per share pursuant to private placements of securities.  The Company intends to use a portion of the proceeds to cover ongoing operational expenses.

On October 18, 2007, the Company approved and issued 700,000 Class A common shares to Sichenzia, Ross, Friedman & Ference, LLP in return for legal services.  The value of these shares was determined to be $.10 per shares based on recent sales of the Company’s common stock.  The expense of $70,000 was recorded as legal expenses.

On October 25, 2007, the Company granted options totaling 7,000,000 shares of Class A common stock to other individuals, including 3 members of the business advisory board and 3 manager directors of the Company for services rendered.  The value of these options at the grant date was determined to by between $.068 and $.076 per share.  These options will be expensed over their vesting period.  Amortization of these options through December 31, 2007 totaled approximately $20,315.

On October 25, 2007 the Company granted an irrevocable option and warrant for 2,000,000 shares of Class A common stock at $.01 per share to Vanguard, LLC for consulting services rendered.  The options vested immediately.  The vale of these options at the grant date was determined to be $.092 per share.  The total value of these shares< $184,000> was expensed through consulting expense.

All of the options granted during the six months ended December 31, 2007 remain unexercised.  The exercise prices are listed below:
7,000,000 shares at $.05 per share
2,000,000 shares at $.01 per share

8.	Non-Cash Compensation Related to Stock
Effective April 1, 2006, SFAS 123R applied to new awards modified, repurchased, or cancelled after the effect date, as well as to the unvested portion of awards outstanding as of the effective date.  The Company uses the Black-Scholes option-pricing model to value its new stock option grants under SFAS 123R, applying the “modified prospective method” for existing grants which requires the Company to value stock options prior to its adoption of SFAS 123R under the fair value method and expense the value over the requisite service period.

Compensation cost arising from nonvested stock granted to employees and from non-employees stock awards is recognized as expense using the graded vesting attribution method over the vesting period.  As of December 31, 2007, there was $471,685 of remaining unrecognized compensation cost related to nonvested stock.  For the six months ended December 31, 2007 and 2006, the Company’s stock-based compensation expense related to nonvested stock was $204,315 and $0.

The following table summarized the Company’s plan and non-plan stock options outstanding as of December 31, 2007, as well as activity during the six months then ended:

	Shares	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term in Years	Aggregate Intrinsic Value
Outstanding as of June 30, 2007	$-	$-	-	$0
Granted	9,000,000	.04	3.3	306,000
Exercised	-	-	-	-
Forfeited or expired	-	-	-	-
Outstanding at December 31, 2007	9,000,000	$.04	3.3	$306,000

Exercisable at December 31, 2007	$2,293,973	$.04	3.3	$306,000

At December 31, 2007, the aggregate intrinsic value of options outstanding and options exercisable was $306,000 because the exercise price of 9,000,000 shares was below the market value of the underlying stock.  There were no options exercised during the six months ended December 31, 2007 and 2006; and therefore, no intrinsic value or cash received from option exercises.  During the six months ended December 31, 2007, there were 9,000,000 options granted at a weighted-average exercise price of $.04 per share with weighted-average fair value of $.075 per share.

9.	Earnings per Share	The following is a reconciliation of basic net loss per common share:

SIX MONTHS ENDED DECEMBER 31, 2007

Net income (loss) - basic	$(947,996)

Weighted average shares outstanding – basic	42,867,826

Basic net income (loss) per common share	$(0.02)

Weighted average shares outstanding fully diluted	$43,203,877

Fully diluted net loss per common share	$(.02)

The common stock options outstanding during the period were excluded from the shares used to calculate diluted earnings per share as their inclusion would be anti-dilutive.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Our Bylaws, as amended, provide to the fullest extent permitted by Nevada law that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Section 78.7502 of the Nevada Revised Statutes provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense	Amount
SEC registration fee	$106.92
Accounting fees and expenses	$50,000
Legal fees and expenses	$25,000
TOTAL *	$75,106.92
* Estimated

Item 26. Recent Sales of Unregistered Securities

From May 19, 2007 through November 15, 2007, the Company sold 10,000,000 shares of its common stock in the Private Placement. The Private Placement, in the amount of $1,000,000, was issued to 20 accredited investors and 20 unaccredited investors, and included up to 10,000,000 shares of the Company’s common stock at $0.10 per share.

The Selling Shareholders paid $0.10 per share for the Company’s common stock, with the exception of Vanguard Capital, LLC a consultant to the Company that received 4,000,000 shares under the terms of a consulting agreement with the Company, and Sichenzia Ross Friedman Ference LLP, which received its shares in connection with legal services rendered to the Company. The Shares are being offered for resale under this registration, and the Selling Shareholders intend to sell, as soon as practicable following the effectiveness of this registration, the Shares in the public market.

* All of the above  offerings  and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the securities  Act of 1933, as amended.  No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited  number of persons,  all of whom were accredited  investors,  business  associates of Gen2Media Corporation or executive officers ofGen2Media Corporation, and transfer was restricted by  Gen2Media Corporation in  accordance  with the  requirements  of the Securities Act of 1933. In addition to representations by the above-referenced persons,   we   have   made   independent   determinations   that   all  of  the above-referenced  persons were accredited or sophisticated  investors,  and that they were capable of  analyzing  the merits and risks of their  investment,  and that they understood the speculative  nature of their  investment.  Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings..

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

None.

Item 27. Exhibits
Exhibit Number	Description
3.1	Articles of Incorporation of Gen2Media Corporation*

3.2	Articles of Organization of E360 Live, LLC*

3.3	By-laws of Gen2Media Corporation*

5.1	Legality Opinion of Sichenzia Ross Friedman Ference LLP (Filed herewith)

10.1	Form of Subscription Agreement and Investor suitability Representation, as of May 19, 2007*

10.2	Form of Registration Rights Agreement, as of May 19, 2007*

10.3	Form of Lock Up / Leak Out Agreement, dated May 19, 2007*

10.4	Letter Agreement by and between Greatwater Holdings, LLC and E360, LLC, dated April 9, 2007*

10.5	Membership Interest Purchase Agreement by and among certain members of E360, LLC and Gen2Media Corporation*

10.6	Employment Agreement by and between Gen2Media Corporation and Kim Johnson dated August 1, 2007*

10.7	Amendment Number 2 to Employment Agreement by and between Gen2Media Corporation and Kim Johnson dated December 7, 2007*

10.8	Consulting Agreement by and between Vanguard Capital, LLC and Gen2Media Corporation, dated May 10, 2007*

10.9	Amendment to Consulting Agreement by and between Vanguard Capital, LLC and Gen2Media Corporation, dated May 10, 2007*

21.1	List of subsidiaries of the Company*

23.1	Consent of Cross, Fernandez & Riley, LLP (Filed herewith)

23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)

*Incorporated by reference to the Company’s registration statement on Form SB-2 filed with the Securities and Exchange Commission on December 7, 2007.

Item 28. Undertakings

 The undersigned Registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A , shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Orlando, Florida on April 3, 2008.

GEN2MEDIA CORPORATION

April 3, 2008	By:	/s/ Mary A. Spio
Mary K. Spio
Chief Executive Officer
(Principal Executive Officer)

April 3, 2008	By:	/s/ Richard Brock
Richard Brock
Chief Financial Officer
(Principal financial Officer)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mary A. Spio	Director, President, and Chief Executive Officer	April 3, 2008
Mary A. Spio	(Principal Executive Officer)

/s/ Richard Brock	Chief Financial Officer	April 3, 2008
Richard Brock	(Principal Accounting Officer)

/s/ Mark Argenti	Director, Secretary, and Chief Creative Officer	April 3, 2008
Mark Argenti

/s/ Ian McDaniel	Director, Treasurer, and Chief Technology Officer	April 3, 2008
Ian McDaniel